UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	00028489	84 - 1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center #206, Princeton, NJ	08546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 497-7555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 10, 2005, the Registrant issued a press release clarifying the fact that its product candidate Lovaxin C, upon successful completion of regulatory compliance and clinical trials, is expected to be available to treat existing cervical cancer which has occurred or may occur in the large population of women already infected with, or exposed to, the Human Papilloma Virus (the viral cause of cervical cancer, “HPV”). Lovaxin C is distinguished from the Merck & Co. (NYSE: MRK) Pharmaceutical product Gardisil, which is a vaccine that recently successfully completed Phase III trails, and is intended to prevent the occurrence of cervical cancer in women if administered before they are exposed to certain types of HPV, but cannot help in the treatment of women already infected, some of whom are likely to develop cervical cancer. See Registrant’s press release attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits

99.1.	Press Release, dated October 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: October 14, 2005	By:	/s/ J. Todd Derbin
Name: J. Todd Derbin
Title: President and Chief Executive Officer